Exhibit 1.1

                                                                  EXECUTION COPY






                             Medis Technologies Ltd.
                                   $4,000,000
                      6% Senior Convertible Notes due 2010

                               PURCHASE AGREEMENT


                                                                  August 2, 2005

The Persons Identified on Schedule I hereto
P.O. Box 9011
Princeton, New Jersey  08543-9011



Ladies and Gentlemen:

     Medis Technologies Ltd., a Delaware corporation (the "Company"), hereby confirms its agreement with you (collectively, "you" or the "Purchaser"), as set forth below.

     1. THE TRANSACTIONS. (a) Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchaser $4,000,000 aggregate principal amount of its 6% Senior Convertible Notes due 2010 in the amounts set forth on Schedule I hereto (the "Notes"). The Notes shall be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock" or "Conversion Shares"). The Notes will be issued pursuant to the provisions of the Indenture (the "Indenture"), dated as of July 26, 2005, between the Company and Wachovia Bank, National Association, as trustee (the "Trustee"). The Notes and the Conversion Shares are hereinafter referred to collectively as the "Securities." The Notes will be the same class of securities as the Company's $45,000,000 aggregate principal amount of 6% Senior Convertible Notes due 2006 (the "144A Notes") issued and sold (or to be issued and sold as of the Closing Date (as defined below)) (the "144A Offering") pursuant to a Purchase Agreement dated July 21, 2005 between the Company and McMahan Securities Co. L.P. ("McMahan").

          (b) The sale of the Notes to the Purchaser (the "Offering") will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance upon the exemption therefrom provided by
     Section 4(2) of the Securities Act.

          (c) In connection with the sale of the 144A Notes, the Company prepared an offering memorandum, dated July 21, 2005 (the "Offering Memorandum"), setting forth information regarding the Company, the 144A Notes and the terms of the 144A Offering. The Offering Memorandum attaches as Exhibits A and B and incorporates by reference the Company's (i) Annual Report on Form 10 K for the year ended December 31, 2004 ("Exhibit A") and
     (ii) Quarterly Report on Form 10 Q for the quarter ended March 31, 2005 (collectively with Exhibit A, the "Exhibits"). The Offering Memorandum incorporates by reference the Company's Current Reports on

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     Form 8-K filed with the  Commission  on January 3, 2005,  January 12, 2005,
     March 18, 2005,  March 28, 2005,  April 1, 2005,  April 26, 2005, April 29,
     2005,  May 20, 2005,  May 31, 2005 (Item 1.01 and Exhibit 99.1 of Item 9.01
     only), June 3, 2005, June 7, 2005, June 22, 2005 and July 11, 2005, and any
     other report filed by the Company pursuant to the Exchange Act (as defined below) after the date of such Offering Memorandum (all such documents and the Exhibits collectively, the "Attached and Incorporated Documents"). Any references herein to the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Attached and Incorporated Documents.

          (d) The Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement dated July 26, 2005, among the Company and McMahan (the "Registration Rights Agreement") pursuant to which the Company shall, among other things, file
     (i)  a  registration  statement  (the  "Registration   Statement")  on  the
     appropriate form with the Commission registering the resale of the Securities under the Securities Act, and (ii) use its commercially reasonable efforts to cause any such Registration Statement to be declared effective.

     This Agreement, the Securities, the Registration Rights Agreement and the Indenture are herein referred to as the "Offering Documents."

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with the Purchaser that:

          (a) The Offering Memorandum, as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Offering Documents conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

          (b) Subsequent to the respective dates as of which information is given in the Offering Memorandum, except as disclosed in or contemplated by the Offering Memorandum, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the subsidiaries of the Company listed on Exhibit A hereto (each a "Subsidiary" and collectively, the "Subsidiaries"), individually or taken as a whole; (ii) the long-term debt or capital stock of the Company or the Subsidiaries; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents (any such change or development being a "Material Adverse Effect"). Since the date of the latest balance sheet included or incorporated by reference in the Offering Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of

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     any  business  or  asset,  which  are  material  to  the  Company  and  the
     Subsidiaries, individually or taken as a whole, except for (1) liabilities, obligations and transactions which are disclosed in or contemplated by the Offering Memorandum, (2) any such liabilities or obligations incurred in the ordinary course of the Company's business or operations consistent with past practice, (3) the execution and delivery of a real estate lease for additional space at the Company's Israeli facilities and bank guarantee thereto, and (4) the collateralization of certain obligations by More Energy under an equipment lease in the amount of approximately (euro)36,000 by obtaining a bank guarantee in favor of the lessor, which guarantee is secured by More Energy's deposits with the bank from time to time.

          (c) The authorized, issued and outstanding capital stock of the Company as of March 31, 2005 and after giving effect to the 144A Offering (not including exercise of McMahan's option contemplated therein) is as set forth in the Offering Memorandum under the caption "Capitalization". Except as disclosed in or contemplated by the Offering Memorandum, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable federal, state and foreign securities laws and are not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any "Relevant Security").

          (d) The Conversion Shares have been duly authorized and reserved, and if and when issued upon conversion of the Notes in accordance with their terms and the Indenture, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights; will have been issued in compliance with all applicable federal, state and foreign securities laws; will not have been issued subject to any right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Notes or the Conversion Shares; and will not be subject to any restriction upon the voting or, except as disclosed in or contemplated by the Offering Memorandum, transfer thereof pursuant to applicable law or the Company's certificate of incorporation, bylaws or governing documents or any agreement to which the Company or any Subsidiary is a party or by which any of them may be bound.

          (e) The Common Stock (including the Conversion Shares) conforms to the descriptions thereof contained in the Offering Memorandum. Except as disclosed in or contemplated by, and as of the date or dates disclosed in, the Offering Memorandum, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except (i) as disclosed in or contemplated by, and as of the date or dates disclosed in, the Offering Memorandum, and (ii) with respect to the obligations of the Company to grant 5,000 options to Pascal Goiuerec pursuant to a consulting agreement between such party and the Company, there are no outstanding subscriptions, rights, warrants, options, calls,

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     convertible  securities,  commitments  of  sale  or  rights  related  to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or any Subsidiary.

          (f) The Subsidiaries are the only "significant subsidiaries" of the Company within the meaning of Regulation S-X promulgated under the Securities Act. All of the issued shares of capital stock of or other ownership interests in the Subsidiaries directly or indirectly owned by the Company have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of capital stock or other ownership interests in the Subsidiaries directly or indirectly owned by the Company are owned by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "Lien").

          (g) Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and each Subsidiary has all corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum, and to own, lease and operate its respective properties. Each of the Company and each Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

          (h) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes have been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and
     (ii) collectively, the "Enforceability Exceptions") and will be convertible into the Conversion Shares in accordance with their terms. At the Closing Date, the Notes will be in the form contemplated by the Indenture.

          (i) The Company has the corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company, has been validly executed and delivered by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"), and (assuming the due authorization, execution and delivery by the Trustee)

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

     constitutes  a  valid  and  legally  binding   agreement  of  the  Company,
     enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

          (j) The Company has the corporate power and authority to perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company, has been validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchaser) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

          (k) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

          (l) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents.

          (m) The execution, delivery, and performance of this Agreement, the Indenture or the Registration Rights Agreement and consummation of the transactions contemplated by the Offering Documents did not, do not and will not conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, violate or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound; (ii) any provision of the certificate or articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary; or (iii) any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of its or their properties; except, in the case of clauses (i) and
     (iii) above, as could not reasonably be expected to have a Material Adverse Effect.

          (n) Each of the Company and each Subsidiary has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental

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     agencies   and  bodies  and  all  third   parties,   foreign  and  domestic
     (collectively, the "Consents"), to own, lease and operate its properties and conduct its business as it is now being conducted and as it is contemplated to be conducted, in each case as disclosed in or contemplated by the Offering Memorandum, except for Consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect and the Consent which is listed on Schedule 2(h) hereof which has been applied for, and each such Consent received by the Company as of the date hereof is valid and in full force and effect, and except as disclosed in or contemplated by the Offering Memorandum, neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and
     each  Subsidiary  is  in  compliance  with  all  applicable  laws,   rules,
     regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except as disclosed in or contemplated by the Offering Memorandum or where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum.

          (o) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, was or is required by the Company for the execution, delivery and performance of this Agreement, the Indenture or the Registration Rights Agreement, or consummation of the Offering and the other transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Notes (and the issuance of the Conversion Shares upon conversion of the Notes), except such Consents as may be required under state securities or "blue sky" laws and, in the case of the transactions contemplated by the Registration Rights Agreement, such as will be obtained under the Securities Act and applicable state securities or "blue sky" laws. No consent, approval or authorization of the stockholders of the Company is required in connection with the issuance of the Securities, except as may be described in or contemplated by the Offering Memorandum.

          (p) Except as disclosed in or contemplated by the Offering Memorandum, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

          (q) The financial statements, including the notes thereto, included in the Offering Memorandum present fairly, as of the dates and for the periods specified, the financial position, cash flows and results of operations of the Company and its consolidated subsidiaries for which financial statements are included in the Offering Memorandum; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected consolidated

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     financial data set forth under the caption  "Selected  Financial  Data," in
     Exhibit A present fairly, as of the dates and for the periods specified, on the basis stated in Exhibit A, the information included therein. No other financial statements are required to be included in the Offering Memorandum if the Offering Memorandum were included in a registration statement filed pursuant to the Securities Act. The other financial and statistical information included in the Offering Memorandum presents fairly the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included in the Offering Memorandum and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company. The financial information
     included  in  the  Attached  and  Incorporated  Documents,   including  the
     information under Item 1 ("Business"), Item 7 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in Exhibit A has been derived from the Company's consolidated financial statements included in the Attached and Incorporated Documents or from the Company's accounting books and records generally.

          (r) Kost Forer Gabay & Kasierer, a member of Ernst & Young Global, which has examined certain of such financial statements as set forth in its reports included in the Offering Memorandum, is an independent registered public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act").

          (s) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on The Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from The Nasdaq National Market, nor has the Company received any notification that the Commission or The Nasdaq National Market is contemplating terminating such registration or listing.

          (t) Since July 1, 2004, the Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act, including, without limitation, the Attached and Incorporated Documents; each such document or report (including any financial statements) and any amendment thereto at the time it was filed, conformed to the requirements of the Exchange Act; and none of such documents or reports on the date of its filing contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (u) There are no agreements, contracts, indentures, leases or other instruments (including, without limitation, any voting agreement), which are required to be filed as exhibits to the Attached and Incorporated Documents, which are not so filed as required.

          (v) The Company and each Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

          (x) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, or
     (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The offer and sale of the Notes to the Purchaser and the Purchaser's resale of the Notes in the manner contemplated by this Agreement and the Offering Memorandum does not require registration under the Securities Act and the Indenture does not require qualification under the TIA.

          (y) Except as described in or contemplated by the Offering Memorandum, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

          (z) Neither the Company nor any Subsidiary is now and, immediately after the sale of the Notes as contemplated hereunder and application of the net proceeds of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will be an "investment company" or be controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (aa) No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company's annual and/or quarterly reports on Forms 10-K and 10-Q, as applicable, which is not so described and described as required in such reports. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members. Neither Gennadi Finkelshtain nor Michelle Rush is an executive officer of the Company.

          (bb) Each of the Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Offering Memorandum. The Company and each Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Offering Memorandum or as described in Section 2(b)(4) of this Agreement, such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and any Subsidiary are held by them under valid, subsisting and enforceable leases or subleases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and such Subsidiary. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

          (cc) The Company and each Subsidiary (i) owns or possesses adequate rights to use Company and Subsidiary patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "Intellectual Property") necessary for the conduct of its business as being conducted and as proposed to be conducted as described in the Offering Memorandum, (ii) owns or possesses adequate rights to use third party patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "Third Party Intellectual Property") necessary for the conduct of their respective businesses as being conducted and as proposed to be conducted as described in the Offering Memorandum, and (iii) has no reason to believe that the conduct of its business conflicts with, and has not received any notice of any claim of conflict with, any such right of others, except with respect to the prior use of the slogan "Socket in your Pocket" by Charge 2 Go.

          To the Company's  knowledge,  none of the patents owned or licensed by the  Company  or  any  Subsidiary  are  invalid  or  unenforceable.  To the
     Company's
     knowledge, all technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential, except such information, the disclosure of which could not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no infringement by third parties of any Intellectual Property of the Company or any Subsidiary. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any Intellectual Property or Third Party Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any
     Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

          (dd) The Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described in the Offering Memorandum and owned by the Company. The Company has complied with the PTO's duty of candor and disclosure, and complied with such duty that any other applicable patent office may have, regarding prosecution of the patent applications and made no misrepresentation in the patent applications. The Company is not aware of any facts material to a determination of patentability regarding the patent applications not called to the attention of the PTO that would preclude the grant of a patent for the patent applications; and the Company has secured with appropriate legal instruments clear title to the patent applications and has no knowledge of any facts which would adversely affect the patent applications.

          (ee) The Company and each Subsidiary maintain insurance in such amounts and covering such risks as the Company considers adequate for the conduct of its business and the value of its properties, all of which insurance is in full force and effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company has indicated that it intends to deny liability or to provide defense under a reservation of rights clause. The Company believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

          (ff) The Company has in effect insurance covering the Company and its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and applicable foreign securities laws.

          (gg) Each of the Company and each Subsidiary has prepared and timely filed all federal, state, local, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period. Neither the Company nor any Subsidiary have incurred any liability for taxes other than in the ordinary course of its business. There is no tax Lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

          (hh) No collective bargaining agreement covering any employee of the Company or any Subsidiary exists that is binding on either the Company or any Subsidiary, and, to the Company's knowledge, no petition has been filed or proceeding instituted by an employee or group of employees of either the Company or any Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative. To the Company's knowledge, no organizational effort currently is being made or threatened by or on behalf of any labor union to organize any employees of either the Company or any Subsidiary, and there currently is no labor strike or organized work stoppage in effect by the employees of either the Company or any Subsidiary.

          (ii) No  non-exempt  "prohibited  transaction"  (as  defined in either
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or other event of the kind described in
     Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) established or maintained by the Company or any Subsidiary for which the Company or any Subsidiary has incurred or expects to incur any material liability; each employee benefit plan (as defined in Section 3(3) of ERISA) established or maintained by Company or any Subsidiary is in compliance in all material respects with applicable law, including without limitation, ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" (as defined in Section 3(2)) established or maintained by the Company; and each pension plan (as defined in Section 3(2)) established or maintained by the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. For purposes of this Section 2(ii), the terms "Company" and "Subsidiary" include any employer, trade, business or corporation related to or under common control with the Company and any Subsidiary under Section 414 of the Code, including, without limitation, Sections 414(b), 414(c), 414(m) and 414(o) of the Code.

          (jj) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or hazardous substances or wastes regulated under Environmental Laws ("Hazardous Substances") by the Company or any Subsidiary (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is liable) upon any property now or previously owned or leased by the Company or any Subsidiary or, to the Company's or Subsidiary's knowledge, upon any other property, in violation of any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment ("Environmental Law"). There has been no disposal, discharge, emission or other release of any kind onto such property of any Hazardous Substances in violation of Environmental Laws. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company or any Subsidiary or, to the Company's knowledge, any other party for which the Company or any Subsidiary may be held liable.

          (kk) Neither the Company, any Subsidiary, nor to the Company's knowledge, any of its officers, directors, employees or agents has at any time (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.

          (ll) Neither the Company nor any Subsidiary (i) is in violation of its certificate of incorporation, bylaws, or other organizational documents, or
     (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which it is a party or by which it is bound or to which any of its property or assets is subject, except (in the case of clause (ii) above) defaults or Liens disclosed in the Offering Memorandum.

          (mm) Except as described in the Offering Memorandum, none of the Company or any Subsidiary is in default under any of the contracts described in the Offering Memorandum or has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto.

          (nn) Neither the Company nor any Subsidiary has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect or as the same may hereafter be in effect, on the Closing Date.

          (oo) Except as described in or contemplated by the Offering Memorandum, no securities of the Company or of any Subsidiary are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes, and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

          (pp) The statistical, industry-related and market-related data included in the Offering Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

          (qq) The Company has not distributed and, prior to the completion of the distribution of the Notes, will not distribute any offering material in connection with the offer and sale of the Notes other than a preliminary offering memorandum, dated July 15, 2005 and the Offering Memorandum.

          (rr) The  certificates  for the shares of Common Stock  (including the
     Conversion   Shares)  conform  to  the  requirements  of  Delaware  General
     Corporation Law.

          (ss) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

          (tt) The Company has implemented the "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange
     Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

          (uu) Since December 31, 2003, the Company has not informed its auditors or the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls over financial reporting; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          (vv) Except as disclosed in the Offering Memorandum, there are no outstanding guarantees or other known contingent obligations of the Company or any Subsidiary.

     3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER.   The  Purchaser
represents and warrants to and agrees with the Company that:

          (a) The Purchaser is a qualified institutional buyer, as that term is defined in Rule 144A promulgated under the Securities Act, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

          (b) The Purchaser is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

          (c) The Purchaser has been furnished with and has carefully read the Offering Memorandum and is familiar with the terms of the Offering. Except as disclosed in the Offering Memorandum, with respect to tax and other economic considerations involved in this investment, the Purchaser is not relying on the Company (or any of its agents or representatives). The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with Purchaser's legal, tax, accounting and financial advisers the suitability of an investment in the Securities for the Purchaser's particular tax and financial situation.

          (d) The Purchaser has had an opportunity to inspect relevant documents relating to the organization and operations of the Company. The Purchaser acknowledges that all documents, records and books pertaining to the investment in the Notes which the Purchaser has requested have been made available for inspection by the Purchaser and Purchaser's attorney, accountant, representatives or other adviser(s).

          (e) The Purchaser and/or the Purchaser's advisor(s) or representatives has/have had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company concerning the Offering.

          (f) The Purchaser is not subscribing for the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

          (g) The Purchaser has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Notes for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

          (h) The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to use the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Notes and to make an informed investment decision with respect thereto.

          (i) The Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities act. The Purchaser understands further that in absence of an effective Registration Statement, the Securities can only be sold pursuant to some exemption from registration, such as Rule 144 of the Securities Act.

          (j) The Purchaser recognizes that investment in the Securities involves substantial risks. The Purchaser acknowledges that it has reviewed the risk factors set forth in the Offering Memorandum. The Purchaser further recognizes that no Federal or state agencies have passed upon the sale or issuance of the Notes pursuant hereto or made any finding or determination as to the fairness of this investment.

          The Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 6 hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations and the Purchaser hereby consents to such reliance.

     4. PURCHASE, SALE AND DELIVERY OF THE NOTES.

          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at 100% of their principal amount plus accrued interest, if any, from July 26, 2005, $4,000,000 aggregate principal amount of Notes.

          (b) Delivery of and payment for the Notes shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017, at 9:00 a.m., New York time, on August 2, 2005, or at such other date and time as the Purchaser and the Company may agree upon, such time and date being herein referred to as the "Closing Date." The Notes shall be delivered on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing to the Purchaser by the Company. One or more global securities representing the Notes shall be registered by the Trustee in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"), and credited to such accounts.

     5. CERTAIN COVENANTS. The Company covenants and agrees with the Purchaser that:

          (a) The Company will cooperate with the Purchaser in arranging for the qualification or exemption of the Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Purchaser may designate and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Notes by the Purchaser; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (b) The Company will apply the net proceeds from the sale of the Notes materially as set forth under "Use of Proceeds" in the Offering Memorandum.

          (c) None of the Company or any of its respective affiliates (as defined in Rule 144(a) under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

          (d) For so long as the Notes constitute "restricted" securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not, and will not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (e) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety by a seller under Rule 144 under the Securities Act (or any successor provision), the Company will make available, upon request, to any such seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (f) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

          (g) The Company will (i) permit the Notes to be included for quotation on the PORTAL Market, and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

          (h) The Company will use its commercially reasonable efforts to list the Conversion Shares for quotation on The Nasdaq National Market as promptly as practicable but in no event later than the time that the Registration Statement is declared effective in accordance with the Registration Rights Agreement.

          (i) The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

          (j) The Company will do and perform all things required to be done and performed by it under this Agreement and the other Offering Documents and will use its best efforts to satisfy all conditions on its part to the obligations of the Purchaser to purchase and accept delivery of the Notes.

     6. CONDITIONS OF THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser to purchase and pay for the Notes are subject to the absence from any certificates, opinions, written statements or letters furnished to the Purchaser pursuant to this Section 6 of any misstatement or omission and to the following additional conditions unless waived in writing by the Purchaser.

               (A) The Purchaser shall have received an opinion in form and substance reasonably satisfactory to the Purchaser, dated the date hereof, of Sonnenschein Nath & Rosenthal LLP, United States and Securities counsel to the Company, and Meitar, Liquornik, Geva & Leshem Brandwein, Law Offices, Israeli counsel to the Company, covering the matters set forth on Exhibit B hereto.

               (B) The Purchaser shall have received an opinion in form and substance reasonably satisfactory to the Purchaser, dated the date hereof, of Dr. Mark Friedman, intellectual property counsel to the Company, covering the matters set forth on Exhibit C hereto.

               (C) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof, and the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date hereof.

               (D) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by this Agreement or any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Purchaser relating to the issuance of the Securities or the Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

               (E) Subsequent to the date of the consummation of the Rule 144A Offering (the "144A Closing Date") and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the 144A Closing Date), there shall not have occurred (i) any change, or any development involving a prospective change in, or affecting the business, condition (financial or other), properties or results of operations of, the Company or any Subsidiary not disclosed in or contemplated by the Offering Memorandum that is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated hereby, or
          (ii) any event or development relating to or involving the Company or any Subsidiary or any of their respective officers or directors that makes any statement of a material fact made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading.

               (F) The Purchaser shall have received a certificate, dated the Closing Date and signed by the President and the Chief Executive Officer of the Company, to the effect that:

                    (i) All of the representations and warranties of the Company set forth in this Agreement are true and correct as of the Closing Date, all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior the Closing Date have been duly performed, satisfied or complied with.

                    (ii) The  issuance  and sale of the Notes  pursuant  to this
               Agreement and the consummation of the transactions contemplated by this Agreement have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers' knowledge, threatened against the Company relating to the issuance of the Securities or the Purchaser's activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the other Offering Documents.

                    (iii) Subsequent to the 144A Closing Date and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the 144A Closing Date), there has not occurred (1) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties or results of operations of the Company or any Subsidiary, not contemplated by the Offering Memorandum, or (2) any event or development relating to or involving the Company or any Subsidiary or any of their respective officers or directors that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading.

                    (iv) As of the Closing Date and after  giving  effect to the consummation of the transactions contemplated hereby, there shall exist no Default or Event of Default (as defined in the Indenture).

               (G) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be satisfactory in form and substance to the Purchaser and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

               (H) the Notes and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be satisfactory to the Purchaser and counsel to the Purchaser. The Purchaser and counsel to the Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

               (I) The Notes shall have been approved for trading on PORTAL.

               (J) The Purchaser shall have received the Registration Rights Agreement executed by the Company, and such agreement shall be in full force and effect.

               (K) The Company shall have furnished or caused to be furnished to the Purchaser such further certificates and documents as the Purchaser shall have reasonably requested.

               (L) The Purchaser shall have received counterparts, conformed as executed, of the Indenture and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

     All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all material respects to the Purchaser and counsel to the Purchaser. The Company shall furnish to the Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Purchaser shall reasonably request.

     7. INDEMNIFICATION.

          (a) The Company shall  indemnify and hold harmless (i) the  Purchaser,
     (ii) each person,  if any, who controls the Purchaser within the meaning of
     Section 15 of the  Securities  Act or Section 20 of the  Exchange  Act, and
     (iii) the respective officers, directors, partners, employees, representatives and agents of the Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, (2) the omission or alleged omission to state in the Offering Memorandum a material fact necessary to make the statements therein not misleading, or (3) any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, any of the other Offering Documents or any certificate, letter, schedule, document or instrument delivered in connection herewith or therewith. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

          (b) The Purchaser  shall  indemnify and hold harmless (i) the Company,
     (ii) each person,  if any,  who controls the Company  within the meaning of
     Section 15 of the  Securities  Act or Section 20 of the  Exchange  Act, and
     (iii) the officers, directors, partners, employees, representatives and agents of the Company, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement or any certificate, letter, schedule, document or instrument delivered in connection herewith. This indemnity will be in addition to any liability that the Purchaser may otherwise have, including under this Agreement.

          (c) Promptly  after receipt by an indemnified  party under  subsection
     (a) or  (b)  above  of  notice  of the  commencement  of any  action,  such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one such counsel and any local counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (B) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

     8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, shall be deemed to be in the same proportion as (a) the total proceeds from the offering of the Notes (net of discounts but before deducting expenses) received by the Company bear to (b) the discounts and commissions received by the Purchaser, respectively. The relative fault of the Company, on the one hand, and of the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) in no case shall the Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions received by the Purchaser in respect of the Notes resold by such Purchaser in the initial placement of such Notes exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission, or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, (A) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and (B) the respective officers, directors, partners, employees, representatives and agents of the Purchaser or any controlling person shall have the same rights to contribution as such Purchaser, and (C) each person, if any, who controls any Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and (D) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, PROVIDED that such written consent shall not be unreasonably withheld or delayed.

     9. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants and indemnities of the Company and the Purchaser set forth in this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of officers, directors, partners, employees, agents, representatives or controlling persons referred to in Sections 7 and 8 hereof, and (b) delivery of and payment for the Notes, and shall, subject to
Section 11 hereof, be binding upon and shall inure to the benefit of, any successors, permitted assigns, heirs and legal representatives of the Company, the Purchaser and the indemnified parties referred to in Section 7 hereof. The respective agreements, covenants and indemnities set forth in Sections 7, 8, and 9 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

     10. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing, shall be delivered by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier (provided notice is also given by some other means permitted by this Section 10), (iii) one Business Day after being deposited with such courier, if made by overnight courier or
(iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows: to the Purchaser c/o Merrill Lynch Investment Managers, 800 Scudder Mill Road, Plainsboro, New Jersey 08536, Attention: Dan Luchansky, facsimile number: (609) 282-6627, and with a copy to, and if sent to the Company, to Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022, Attention: Howard Weingrow, facsimile number: (212) 935-9216, and with a copy to Sonnenschein Nath & Rosenthal LLP, Attention: Ira I. Roxland, Esq., facsimile number: (212) 768-6800.

     11. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Purchaser and the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, agents and representatives of the Purchaser and any such person or persons, and (b) the indemnities of the Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the directors, officers, employees, agents and representatives of the Company and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Purchaser will be deemed a successor or an assign because of such purchase.

     12. NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; PROVIDED that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the

Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

     14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW. The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     15.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE
                            IN COUNTERPARTS FOLLOWS]

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]



     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Purchaser.

                                             Very truly yours,

                                             MEDIS TECHNOLOGIES LTD.
                                             a Delaware corporation

                                             By:
                                                -----------------------------
                                                Name:    Howard Weingrow
                                                Title:   President





                       [Signatures Continue on Next Page]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


MERRILL LYNCH BOND FUND, INC., HIGH INCOME PORTFOLIO


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

FAM SERIES: MERCURY HIGH YIELD PORTFOLIO


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

FAM VARIABLE SERIES: MERCURY HIGH CURRENT INCOME V.I.  FUND


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

CORP HIGH YIELD FUND, INC.


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

CORP HIGH YIELD FUND, III, INC.


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

CORP HIGH YIELD FUND V, INC.


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

CORP HIGH YIELD FUND VI, INC.


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

MERRILL LYNCH INTERNATIONAL INVESTMENT FUNDS - US HIGH YIELD BOND FUND


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

MERRILL LYNCH GLOBAL INVESTMENT SERIES - INCOME STRATEGIES PORTFOLIO


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

DEBT STRATEGIES FUND, INC.


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

FLOATING RATE INCOME STRATEGIES FUND, INC.


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

FLOATING RATE INCOME STRATEGIES FUND II, INC.


By:
   ----------------------------
   Name:    Daniel Luchansky
   Title:   Authorized Signatory

                                                                      SCHEDULE I



PURCHASER                                                                                    AMOUNT

Merrill Lynch Bond Fund, Inc., High Income Portfolio                                       $1,855,000
Fam Series: Mercury High Yield Portfolio                                                       37,000
Fam Variable Series: Mercury High Current Income V.I.  Fund                                    90,000
Corp High Yield Fund, Inc.                                                                    180,000
Corp High Yield Fund, III, Inc.                                                               180,000
Corp High Yield Fund V, Inc.                                                                  279,000
Corp High Yield Fund VI, Inc.                                                                 295,000
Merrill Lynch International Investment Funds - US High Yield Bond Fund                         55,000
Merrill Lynch Global Investment Series - Income Strategies Portfolio                          399,000
Debt Strategies Fund, Inc.                                                                    399,000
Floating Rate Income Strategies Fund, Inc.                                                    185,000
Floating Rate Income Strategies Fund II, Inc.                                                  46,000
                                                                                     -----------------
                                                                                           $4,000,000


                                                                   SCHEDULE 2(N)


In December 2004, the Company moved to its new facilities in Lod, Israel. As part of the moving process, the Company applied for a business permit from the municipality of Lod. The Company has paid all necessary fees and undertaken all necessary administrative activities relating thereto. The Company has not yet been issued the permit but under city ordinance is permitted to conduct business while the permit application is pending.

                                                                       EXHIBIT A


                                                           Jurisdiction of
Subsidiary                                                  Incorporation
-------------------------------------------------       ---------------------
Medis, Inc.                                                    Delaware
Medis El Ltd.                                                   Israel
More Energy Ltd.                                                Israel


As used in this Agreement, the term "Subsidiary" does not include Cell Kinetics Ltd., Medis CellScan Ltd. and New Devices Engineering A.K.O. Ltd. The Company represents and warrants that none of such companies owns any securities of any Subsidiary, conducts any business or owns any assets, except that New Devices
Engineering A.K.O. Ltd. owns two patents, neither of which is used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted or is otherwise material to the Company in any respect.

                                                                       EXHIBIT B


              FORM OF OPINION OF SONNENSCHEIN NATH & ROSENTHAL LLP

     1. Each of the Company and each U.S. Subsidiary has been incorporated and validly exists as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its businesses as described in the Offering Memorandum. Each of the Company and each U.S. Subsidiary is duly qualified as a foreign corporation in the specified jurisdictions set forth on Schedule A annexed to this opinion letter.

     2. The Company has the authorized capitalization as set forth in the Offering Memorandum, and all of the authorized shares of capital stock of the Company conform in all material respects to the descriptions thereof contained in the Offering Memorandum in the section entitled "Description of Capital Stock". All shares of Common Stock outstanding on the date of the Offering Memorandum have been duly and validly authorized and issued, are fully paid and non-assessable. To such counsel's knowledge, except as disclosed and as of the date or dates disclosed in the Offering Memorandum and in the Purchase Agreement, there are (i) no outstanding securities of the Company convertible into or evidencing the right to subscribe for any shares of capital stock of the Company, (ii) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such stock, and (iii) no agreements or arrangements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party, and, to such counsel's knowledge, subsequent to the date or dates disclosed in the Offering Memorandum, no other securities described in clauses (i) and (ii) were issued or granted, other than options which were granted or exercised under, or shares of Common Stock which were issued or sold pursuant to, the Company's employee and director stock option plan, which plan is described in the Offering Memorandum.

     3. All of the outstanding shares of capital stock or other equity securities of each U.S. Subsidiary held by the Company, to such counsel's knowledge, are held free and clear of all Liens and limitations on voting rights and are duly authorized, validly issued, fully paid and non-assessable.

     4. The Company has the requisite corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement and the Indenture, to perform its obligations thereunder, to issue and sell and deliver the Notes to the Purchaser and to issue and deliver the Conversion Shares.

     5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Purchaser) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) together, the "Enforceability Exceptions"); and (iii) the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

     6. The Purchase Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Purchase Agreement is the valid and legally binding obligation of the Purchaser) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions and the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

     7. The Indenture has been duly authorized, executed and delivered by the Company and (assuming that the Indenture is the valid and legally binding obligation of the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

     8. The Notes have been duly authorized, executed and issued by the Company and, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

     9. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and such issuance of the Conversion Shares will not be subject to any preemptive rights under (i) the Company's Certificate of Incorporation or By-laws, (ii) Delaware General Corporation Law, or (iii) to such counsel's knowledge, under the express terms or provisions of any material agreement or other instrument to which the Company is a party.

     10. The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the issuance of the Notes and the performance by the Company of its obligations thereunder do not and will not (i) conflict with or result in a breach of any of the express terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument filed or incorporated by reference as an exhibit to the Form 10 K for the year ended December 31, 2004 or the Form 10 Q for the three months ended March 31, 2005, or any franchise, license or permit known to such counsel to which the Company or any of the U.S. Subsidiaries is a party or by which the Company or any of the U.S. Subsidiaries or their respective properties or assets are otherwise bound, or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of the U.S. Subsidiaries or, to such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

     11. No consent, approval, authorization or qualification of or with any federal, New York or Delaware State court, governmental agency or body is required for the issue and sale of the Notes and the issuance of the Conversion Shares, the execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except such as may be required (i) in connection with the Company registering the Securities for resale pursuant to the Registration Rights Agreement, (ii) under applicable state securities or "blue sky" laws in connection with the purchase and sale of the Securities or in connection with the resale of the Notes or the underlying Conversion Shares, or
(iii) in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

     12. To such counsel's knowledge, except as set forth in the Offering Memorandum, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that are required to be described in the Offering Memorandum and are not so described and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or others.

     13. Assuming (i) all of the representations and warranties of the Purchaser and the Company set forth in the Purchase Agreement are true and correct, (ii) compliance by the Purchaser and the Company with their respective covenants set forth in the Purchase Agreement and (iii) all of the representations and warranties made in accordance with the Offering Memorandum by the purchasers to whom the Purchaser initially resells the Notes are true and correct, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchaser pursuant to the Purchase Agreement or the offer, sale and delivery of the Notes by the Purchaser to the initial purchasers therefrom, in the manner contemplated by the Purchase Agreement and as described in the Offering Memorandum, to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     14. The Company is not and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an "investment company," as defined in the Investment Company Act of 1940, as amended.

     15. When the Notes are issued and delivered pursuant to the Purchase Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted on a United States automated inter-dealer quotation system.

     16. The statements in the Offering Memorandum under the captions "Description of the Notes", "Description of Capital Stock," insofar as such statements purport to summarize the provisions of the Indenture, the Registration Rights Agreement, the Notes and the Common Stock (including the Conversion Shares), fairly summarize such provisions.

     17. The statements in the Offering Memorandum under the caption "Certain U.S. Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal income and, in the case of non-resident aliens, estate tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     18. Each document incorporated by reference in the Offering Memorandum (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied, when filed with the Commission, as to form, in all material respects with the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent auditors for the Company and the Purchaser at which the contents of the Offering Memorandum (including the documents incorporated by reference therein) and related matters were discussed and, no facts have come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the related notes, and schedules and all other financial data included or incorporated by reference therein).

                                                                       EXHIBIT C


                          FORM OF OPINION OF IP COUNSEL

     1. We have disclosed or intend to disclose to the United States Patent and Trademark Office any references known by us to be material to the patentability of the claimed inventions of the United States patent applications of the Company being prosecuted by us listed on SCHEDULE A in accordance with 37 C.F.R. ss. 1.56.

     2. To our knowledge, the Company is the sole assignee of each of the United States patent applications of the Company being prosecuted by us listed on SCHEDULE A as pending for which a serial number has been issued; or to our knowledge all inventors on such patent applications are under an obligation to assign all of their rights in such applications to the Company, except for the cases listed on SCHEDULE B.

     3. To our knowledge, the Company has not received any notice of infringement with respect to any patent, trademark or copyright or any notice of misappropriation of trade secrets in relation to the Company's currently contemplated [DESCRIBE PRODUCT].

     4. Based on our knowledge of the Company's currently contemplated [DESCRIBE PRODUCT] as described to us by the Company, the Company is not currently violating any patent right of a third party which we are aware of.

     5. We are not aware of any pending or threatened legal or governmental proceedings relating to patent rights, copyrights trademark rights, trade secrets or other proprietary rights of the Company (other than the patent prosecution or trademark proceedings themselves).

     6. Nothing has come to our attention which would lead us to believe that the statements under the caption entitled "RISK FACTORS", found on pages 30 and 21 of the Company's most recent Form 10 K and pertaining to Intellectual Property" as of the date thereof and at any Closing Date, contain any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.